Exhibit 99.1

                   National CineMedia, Inc. Reports
                Results for Third Quarter Fiscal 2007

                   Announces Quarterly Cash Dividend


    CENTENNIAL, Colo.--(BUSINESS WIRE)--Nov. 8, 2007--National
CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 44.8% of National CineMedia, LLC (NCM LLC), the operator of the largest digital in-theatre network in North America, today announced consolidated results for the third fiscal quarter ended
September 27, 2007.

    Total revenue for the third quarter 2007 increased 60.8% to $97.6 million from $60.7 million for the comparable quarter last year. Total advertising revenue for the third quarter 2007 increased 66.3% to $91.3 million from $54.9 million for the comparable quarter last year. The year-over-year quarterly increase in revenue was primarily driven by payments associated with founding member beverage agreements, increase in national advertising inventory utilization to 93.1% from 81.6% in the comparable quarter last year, strong growth in local and regional advertising sales, an increase in non-inventory on-screen and lobby revenue and a 17.9% increase in founding member attendance. The increase in founding member attendance related primarily to an approximate 9% increase in screens associated with a pre-IPO acquisition and favorable film mix.

    Net income for the third quarter 2007 was $9.2 million, or $0.22 per diluted share, compared to a net loss of $0.6 million in the comparable quarter last year. The improvement was due primarily to higher revenue and the decrease in payments to NCM LLC's founding member theatre circuits after the IPO, partially offset by higher operating costs and selling and marketing costs associated with the increased revenue, higher interest expense due to the debt financing incurred in conjunction with the IPO, provision for income taxes, minority interest and increased administrative costs associated with being a public company.

    The Company also announced today that its Board of Directors has authorized the Company's third quarter cash dividend of $0.15 per share of common stock, payable on December 6, 2007, to stockholders of record on November 21, 2007.

    Commenting on the third quarter results, Chairman and CEO Kurt Hall said, "We had another very strong quarter as our management and sales teams made significant progress in a number of key strategic areas. Most notably we increased our advertising inventory utilization by broadening our advertising base and expanding expenditures from existing clients and expanded our digital advertising and Fathom networks. This progress is reflected in our operating results as revenue and margin growth exceeded expectations." Mr. Hall concluded, "I am very optimistic about the growth of our business as we continue to benefit from the shifts in media spending towards highly effective and measurable digital media platforms."

    Nine Months Ended September 27, 2007

    The Company completed its initial public offering (IPO) of stock and NCM LLC completed its debt financing on February 13, 2007 and thus these historical results for the nine moths ended September 27, 2007 are divided into two periods, pre-IPO from December 29, 2006 thru February 12, 2007 for its predecessor NCM LLC, and post-IPO from February 13, 2007 thru September 27, 2007 for its consolidated results after the acquisition of its interest in NCM LLC. The pre-IPO results do not reflect the agreements and transactions associated with the IPO and debt financing.

    For the nine months ended September 27, 2007, total revenue was $213.7 million for the post-IPO period and $23.6 million for the pre-IPO period, compared to $145.2 million in the entire nine months ended September 28, 2006.

    For the nine months ended September 27, 2007 net income for the post-IPO period was $16.6 million and the net loss for the pre-IPO period was $4.2 million, compared to a net loss of $11.2 million in the entire nine month period ended September 28, 2006.

    Pro Forma Financial Information

    In connection with the completion of the Company's initial public offering of stock, the Company acquired its 44.8% interest in NCM LLC and the Company and NCM LLC entered into several new agreements (the "IPO Transaction"). The Company and NCM LLC's founding members (AMC, Cinemark and Regal) entered into the amended LLC operating agreement and NCM LLC entered into the restated exhibitor services agreements, the Loews integration agreement with AMC and an $805.0 million senior secured credit facility with a group of lenders, of which $768.0 million was outstanding at September 27, 2007.

    In order to facilitate additional comparative analysis between periods, set forth below is pro forma financial information for the third quarter of fiscal 2006 and first nine months of fiscal 2006 and fiscal 2007 that reflect the IPO Transaction as if it had become effective on December 30, 2005. All pro forma amounts exclude payments from AMC associated with the Loews integration agreement as those amounts are recorded directly to the equity accounts. The actual amount related to the Loews integration agreement for the quarter ended September 27, 2007 was $3.8 million and the pro forma amount for the nine month period ended September 27, 2007 was $8.0 million.

    Total pro forma revenue for the third quarter 2007 grew 32.1% to $97.6 million from total pro forma revenue of $73.9 million for the comparable quarter last year. Pro forma advertising revenue increased 32.5% to $91.3 million from pro forma advertising revenue of $68.9 million for the comparable quarter last year due to an increase in both national inventory utilization and local advertising time sold, increase in non-inventory on-screen and lobby revenue and the increase in founding member attendance. Pro forma meetings and events revenue increased 29.2% to $6.2 million from total pro forma meetings and events revenue of $4.8 million, due to an increase in concession and film ticket sales. Pro forma adjusted EBITDA grew 34.5% to $56.5 million from pro forma adjusted EBITDA of $42.0 million in the third quarter of 2006. Pro forma adjusted EBITDA as a percentage of total pro forma revenue increased from 56.8% in the third quarter of 2006 to 57.9% in the current quarter.

    Pro forma net income for the third quarter of 2007 grew to $9.2 million compared to pro forma net income for the third quarter of 2006 of $6.0, an increase of 53.3%. Pro forma earnings per diluted share increased 37.5% to $0.22 per share for the third quarter of 2007 compared to pro forma earnings per diluted share of $0.16 per share for the third quarter of 2006.

    Total pro forma revenue for the nine months ended September 27, 2007 grew 29.4% to $243.4 million from $188.1 million for the comparable period last year. Pro forma advertising revenue increased 27.7% to $223.9 million from $175.4 million for the comparable period last year. Meetings and events pro forma revenue increased 55.2% to $19.4 million. Pro forma adjusted EBITDA grew 37.7% to $128.9 million from $93.6 million in the first nine months of 2006. Pro forma adjusted EBITDA as a percentage of total pro forma revenue increased from 49.8% in the first nine months of 2006 to 53.0% for the first nine months of 2007.

    Pro forma net income for the first nine months of 2007 grew to $16.4 million compared to pro forma net income for the first nine months of 2006 of $9.8 million, an increase of 67.3%. Pro forma earnings per basic and diluted share increased 69.6% to $0.39 per share for the first nine months of 2007 compared to $0.23 per share for the first nine months of 2006.

    Conference Call

    The Company will host a conference call and audio webcast with investors, analysts and other interested parties today at 5:00 P.M. Eastern time. The live call can be accessed by dialing (888) 801-6506 or for international participants (913) 981-5557. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

    The replay of the conference call will be available until midnight Eastern time, November 22, 2007, by dialing (888) 203-1112 or for international participants (719) 457-0820, and entering passcode
8220493.

    EBITDA and Adjusted EBITDA

    EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures used by management to measure operating performance. EBITDA represents net income (loss) before net interest expense, income tax benefit (provision), and depreciation and amortization expense. Adjusted EBITDA excludes from EBITDA severance plan costs, share based payment costs and deferred stock compensation. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenue. EBITDA, adjusted EBITDA and adjusted EBITDA margin are important supplemental measures of operating performance because they eliminate items that have less bearing on our operating performance and so highlight trends in our core business that may not otherwise be apparent when relying solely on generally accepted accounting principles, or GAAP, financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

    Pro Forma Non-GAAP Information

    The unaudited pro forma financial information for the first nine months of 2007 ended September 27, 2007 and the comparable period of 2006 is included for informational purposes only and does not purport to reflect the Company's and NCM LLC's results of operations that would have occurred had they operated as a separate, independent company during the periods presented. The historical results of NCM LLC have been affected by related party transactions as discussed more fully in the Company's public filings with the Securities and Exchange Commission. The pro forma financial information should not be relied upon as being indicative of the Company's and NCM LLC's results of operations had the transactions contemplated in connection with the IPO Transaction been completed on the dates assumed. The pro forma financial information also does not project the results of operations for any future periods. The pro forma information is included because the Company believes it provides the most meaningful basis for comparison between periods.

    About National CineMedia, Inc.

    NCM LLC operates the largest digital in-theatre network in North America through long-term agreements with its founding members, AMC Entertainment Inc., Cinemark USA Inc. (NYSE: CNK) and Regal Entertainment Group (NYSE: RGC), the three largest theatre operators in the U.S., and through multi-year agreements with several other theatre operators. NCM LLC produces and distributes its FirstLook pre feature program; cinema and lobby advertising products; comprehensive meeting and event services and other entertainment programming content. NCM LLC's national network includes over 14,400 screens of which over 12,600 are part of the Company's Digital Content Network
(DCN). NCM LLC's DCN covers 164 Designated Market Areas(R) (49 of the top 50). During 2006 and the nine months ended September 27, 2007, approximately 550 million and 423 million patrons, respectively, attended movies shown in theatres owned by the NCM LLC founding members (excluding Loews). National CineMedia, Inc. (NASDAQ: NCMI) owns a 44.8% interest in and is the managing member of NCM LLC.

    Forward Looking Statements

    This press release contains various forward-looking statements that reflect management's current expectations or beliefs regarding future events, including statements regarding guidance and the dividend policy. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) the level of expenditures on cinema advertising; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) popularity of major motion picture releases and level of theatre attendance; 5) shifts in population and other demographics that affect theatre attendance; 6) our ability to renew or replace expiring advertising and content contracts; 7) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 8) fluctuations in operating costs; 9) changes in interest rates, and 10) changes in accounting principles. Please refer to the Company's Securities and Exchange Commission filings for further information about these and other risks.



NATIONAL CINEMEDIA, INC.
Statement of Operations
Unaudited
($ in millions, except per share data)

                                 Quarter Ended       Quarter Ended
                               September 27, 2007  September 28, 2006
                              ---------------------------------------
Revenue:
Advertising                   $             91.3  $             54.9
Administrative fees - founding
 members                                       -                 0.8
Meetings and events                          6.2                 4.8
Other                                        0.1                 0.2
                              ---------------------------------------

         TOTAL REVENUE                      97.6                60.7
                              ---------------------------------------

Expenses:
Advertising operating costs                  3.0                 2.2
Meetings and events operating
 costs                                       4.3                 1.5
Network costs                                3.7                 3.5
Circuit share costs/theatre
 access fees - founding
 members                                    13.3                38.0
Selling and marketing costs                 12.5                 9.6
Administrative costs                         5.4                 4.1
Severance plan costs                         0.3                 0.7
Depreciation and amortization                1.5                 1.1
Other                                       (0.2)                0.4
                              ---------------------------------------

         TOTAL EXPENSES                     43.8                61.1
                              ---------------------------------------

Operating income/(loss)                     53.8                (0.4)

Interest expense, net                       16.2                 0.2
                              ---------------------------------------

Income/(loss) before income
 taxes and minority interest                37.6                (0.6)
Provision for income taxes                  15.2                   -
Minority interest, net                      13.2                   -
                              ---------------------------------------
           NET INCOME/(LOSS)  $              9.2  $             (0.6)
                              =======================================

Earnings per share:
Basic                         $             0.22
Diluted                       $             0.22




NATIONAL CINEMEDIA, INC.
Statement of Operations
Unaudited
($ in millions, except per share data)

                                            Period
                             Period       December 29,
                           February 13,      2006       Nine Months
                           2007 through    through         Ended
                           September 27,  February 12,  September 28,
                               2007           2007          2006
                          -------------------------------------------
Revenue:

 Advertising              $        197.1 $       20.6  $       128.2
 Administrative fees -
  founding members                     -          0.1            4.3
 Meetings and events                16.5          2.9           12.5
 Other                               0.1            -            0.2
                          -------------------------------------------

         TOTAL REVENUE             213.7         23.6          145.2
                          -------------------------------------------

Expenses:
 Advertising operating
  costs                              6.2          1.1            6.0
 Meetings and events
  operating costs                   10.1          1.4            4.5
 Network costs                       9.3          1.7           10.5
 Circuit share
  costs/theatre access
  fees - founding members           30.8         14.4           88.6
 Selling and marketing
  costs                             27.9          5.2           27.9
 Administrative costs               13.2          2.8           11.4
 Severance plan costs                1.3          0.4            3.4
 Depreciation and
  amortization                       3.3          0.7            3.4
 Other                               0.6            -            0.4
                          -------------------------------------------

         TOTAL EXPENSES            102.7         27.7          156.1
                          -------------------------------------------

 Operating income/(loss)           111.0         (4.1)         (10.9)

 Interest expense, net              40.7          0.1            0.3
                          -------------------------------------------
 Income/(loss) before
  income taxes and
  minority interest                 70.3         (4.2)         (11.2)
 Provision for income
  taxes                             28.3            -              -
 Minority interest, net             25.4            -              -
                          -------------------------------------------

          NET
           INCOME/(LOSS)  $         16.6 $       (4.2) $       (11.2)
                          ===========================================
        Earnings per
         share:
        Basic             $         0.40
        Diluted           $         0.39




NATIONAL CINEMEDIA, INC.
Selected Balance Sheet Data
Unaudited ($ in millions)
                                           September 27, December 28,
                                               2007          2006
                                           ------------- ------------
Cash and cash equivalents                  $       22.7  $        6.7
Receivables, net                                   75.0          63.9
Property and equipment, net                        17.4          12.6
Total Assets                                      438.6          90.0
Borrowings                                        768.0          10.0
Members' equity                                       -           3.5
Stockholders' equity/(deficit)                   (578.6)            -
Total Liabilities and Stockholders' Equity        438.6          90.0




NATIONAL CINEMEDIA, INC. (Historical)
Operating Data
Unaudited

                  Quarter       Quarter     Nine Months   Nine Months
                   Ended         Ended         Ended         Ended
               September 27, September 28, September 27, September 28,
               ------------- ------------- ------------- -------------
                   2007          2006          2007          2006
               ------------- ------------- ------------- -------------

Founding Member
 Screens at
 Period End(1)        13,138        12,039        13,138        12,039

Total Screens
 at Period
 End(2)               14,407        12,973        14,407        12,973

Digital Screens
 at Period
 End(3)               12,633        11,077        12,633        11,077

Founding Member
 Attendance for
 Period(4)
(in millions)          155.4         131.8         423.3         384.4

Capital
 Expenditures
 (in millions)          $4.4          $1.9          $8.5          $4.3

(1) Represents the total number of screens within our advertising network operated by NCM LLC's founding members. Excludes Loews screens for all periods presented.
(2) Represents the sum of founding member screens and network affiliate screens.
(3) Represents the total number of screens which are connected to the digital content network.
(4) Represents the total attendance within NCM LLC's advertising network in theatres operated by the founding members. Excludes Loews attendance for all periods presented.




NATIONAL CINEMEDIA, INC. (Pro Forma)
Quarterly Results of Operations
Unaudited
(in millions, except advertising revenue per founding member attendee)

                  Quarter       Quarter     Nine Months   Nine Months
                   Ended         Ended         Ended         Ended
               September 27, September 28, September 27, September 28,
                    2007          2006          2007          2006
               ------------- ------------- ------------- -------------

Advertising
 Revenue               $91.3         $68.9        $223.9        $175.4
Total Revenue           97.6          73.9         243.4         188.1
Operating
 Income                 53.8          39.0         120.6          85.1

Founding Member
 Attendance            155.4         131.8         423.3         384.4
Advertising
 Revenue /
Founding Member
 Attendee              $0.59         $0.51         $0.53         $0.45

EBITDA                 $55.3         $40.1        $124.6         $88.5
Adjusted EBITDA         56.5          42.0         128.9          93.6
Adjusted EBITDA
 Margin                57.9%         56.8%         53.0%         49.8%

Earnings Per
 Share - Basic         $0.22         $0.16         $0.39         $0.23
Earnings Per
 Share -
 Diluted               $0.22         $0.16         $0.39         $0.23


    (See attached tables for the non-GAAP reconciliation)



 NATIONAL CINEMEDIA, INC.
 Pro Forma Statement of Operations
 ($ in millions, except per share data)

                                                        Quarter Ended
                  Quarter Ended                          September 28,
                   September 28,                           2006 Pro
                       2006     Contractual Transaction   Forma, As
                    Historical   Adjustments Adjustments   Adjusted
                  ----------------------------------------------------
Revenue:
 Advertising      $        54.9 $      14.0 $         - $         68.9
 Administrative
  fees - founding
  members                   0.8        (0.8)          -              -
 Meetings and
  events                    4.8           -           -            4.8
 Other                      0.2           -           -            0.2
                  ----------------------------------------------------

         TOTAL
          REVENUE          60.7        13.2           -           73.9
                  ----------------------------------------------------

Expenses:
 Advertising
  operating costs           2.2           -           -            2.2
 Meetings and
  events operating
  costs                     1.5           -           -            1.5
 Network costs              3.5           -           -            3.5
 Circuit share
  costs/theatre
  access fees -
  founding members         38.0       (26.4)          -           11.6
 Selling and
  marketing costs           9.6           -           -            9.6
 Administrative
  costs                     4.1           -         0.2            4.3
 Severance plan
  costs                     0.7           -           -            0.7
 Depreciation and
  amortization              1.1           -           -            1.1
 Other                      0.4           -           -            0.4
                  ----------------------------------------------------

         TOTAL
          EXPENSES         61.1       (26.4)        0.2           34.9
                  ----------------------------------------------------
Operating
 Income/(Loss)             (0.4)       39.6        (0.2)          39.0
Interest expense,
 net                        0.2           -        16.1           16.3
                  ----------------------------------------------------
Income/(Loss)
 before income
 taxes and
 minority interest         (0.6)       39.6       (16.3)          22.7
Provision for
 income taxes                 -           -         9.1            9.1
Minority interest,
 net                          -           -         7.6            7.6
                  ----------------------------------------------------
NET INCOME/(LOSS) $        (0.6)$      39.6 $     (33.0)$          6.0
                  ====================================================

Earnings per
 share:
Basic                                                   $         0.16
Diluted                                                 $         0.16




 NATIONAL CINEMEDIA, INC.
 Pro Forma Statement of Operations
 ($ in millions, except per share data)

                   Nine Months                          Nine Months
                      Ended                            Ended September
                    September                           28, 2006 Pro
                    28, 2006  Contractual Transaction    Forma, As
                    Historical Adjustments Adjustments    Adjusted
                   ---------------------------------------------------
Revenue:
 Advertising       $    128.2 $      47.2 $         - $          175.4
 Administrative
  fees - founding
  members                 4.3        (4.3)          -                -
 Meetings and
  events                 12.5           -           -             12.5
 Other                    0.2           -           -              0.2
                   ---------------------------------------------------

         TOTAL
          REVENUE       145.2        42.9           -            188.1
                   ---------------------------------------------------

Expenses:
 Advertising
  operating costs         6.0           -           -              6.0
 Meetings and
  events operating
  costs                   4.5           -           -              4.5
 Network costs           10.5           -           -             10.5
 Circuit share
  costs/theatre
  access fees -
  founding members       88.6       (53.5)          -             35.1
 Selling and
  marketing costs        27.9           -           -             27.9
 Administrative
  costs                  11.4           -         0.4             11.8
 Severance plan
  costs                   3.4           -           -              3.4
 Depreciation and
  amortization            3.4           -           -              3.4
 Other                    0.4           -           -              0.4
                   ---------------------------------------------------

         TOTAL
          EXPENSES      156.1       (53.5)        0.4            103.0
                   ---------------------------------------------------
Operating
 Income/(Loss)          (10.9)       96.4        (0.4)            85.1
Interest expense,
 net                      0.3           -        48.4             48.7
                   ---------------------------------------------------
Income/(Loss)
 before income
 taxes and minority
 interest               (11.2)       96.4       (48.8)            36.4
Provision for
 income taxes               -           -        14.5             14.5
Minority interest,
 net                        -           -        12.1             12.1
                   ---------------------------------------------------
NET INCOME/(LOSS)  $    (11.2)$      96.4 $     (75.4)$            9.8
                   ===================================================

Earnings per share:
Basic                                                 $           0.23
Diluted                                               $           0.23




 NATIONAL CINEMEDIA, INC.
 Pro Forma Statement of Operations
 ($ in millions, except per share data)

                                             Pre-IPO      Post-IPO
                                              period        period
                                            December 29, February 13,
                                            2006 through 2007 through
                                            February 12, September 27,
                                               2007          2007
                                             Historical   Historical
                                           ---------------------------
Revenue:
 Advertising                               $       20.6 $        197.1
 Administrative fees - founding members             0.1              -
 Meetings and events                                2.9           16.5
 Other                                                -            0.1
                                           ---------------------------

         TOTAL REVENUE                             23.6          213.7
                                           ---------------------------

Expenses:
 Advertising operating costs                        1.1            6.2
 Meetings and events operating costs                1.4           10.1
 Network costs                                      1.7            9.3
 Circuit share costs/theatre access fees -
  founding members                                 14.4           30.8
 Selling and marketing costs                        5.2           27.9
 Administrative costs                               2.8           13.2
 Severance plan costs                               0.4            1.3
 Depreciation and amortization                      0.7            3.3
 Other                                                -            0.6
                                           ---------------------------

         TOTAL EXPENSES                            27.7          102.7
                                           ---------------------------
Operating Income/(Loss)                            (4.1)         111.0

Interest expense, net                               0.1           40.7
                                           ---------------------------
Income/(Loss) before income taxes and
 minority interest                                 (4.2)          70.3
Provision for income taxes                            -           28.3
Minority interest, net                                -           25.4
                                           ---------------------------
NET INCOME/(LOSS)                          $       (4.2)$         16.6
                                           ===========================
Earnings per share:
Basic
Diluted

                                                         Nine Months
                                                            Ended
                                                         September 27,
                                                           2007 Pro
                                Contractual Transaction   Forma, As
                                 Adjustments Adjustments   Adjusted
                                --------------------------------------
Revenue:
 Advertising                    $       6.2 $         - $        223.9
 Administrative fees - founding
  members                              (0.1)          -              -
 Meetings and events                      -           -           19.4
 Other                                    -           -            0.1
                                --------------------------------------

         TOTAL REVENUE                  6.1           -          243.4
                                --------------------------------------

Expenses:
 Advertising operating costs              -           -            7.3
 Meetings and events operating
  costs                                   -           -           11.5
 Network costs                            -           -           11.0
 Circuit share costs/theatre
  access fees - founding members       (7.7)          -           37.5
 Selling and marketing costs              -           -           33.1
 Administrative costs                     -         0.1           16.1
 Severance plan costs                     -           -            1.7
 Depreciation and amortization            -           -            4.0
 Other                                    -           -            0.6
                                --------------------------------------

         TOTAL EXPENSES                (7.7)        0.1          122.8
                                --------------------------------------
Operating Income/(Loss)                13.8        (0.1)         120.6

Interest expense, net                     -         8.1           48.9
                                --------------------------------------
Income/(Loss) before income
 taxes and minority interest           13.8        (8.2)          71.7
Provision for income taxes                -         0.7           29.0
Minority interest, net                    -         0.9           26.3
                                --------------------------------------
NET INCOME/(LOSS)               $      13.8 $      (9.8)$         16.4
                                ======================================
Earnings per share:
Basic                                                   $         0.39
Diluted                                                 $         0.39


    Notes to the Pro Forma Consolidated Statements of Operations:

    1. Contractual adjustments represent the increase to advertising revenue to reflect the pro forma assignment from the founding members to NCM LLC of all legacy advertising contracts in accordance with the amended exhibitor services agreements, based on the actual revenue generated from those legacy contracts and the reversal of the related legacy contract administrative fees historically recorded by NCM LLC. Legacy advertising contracts are those contracts signed by RCM and NCN prior to the formation of NCM LLC. In addition, adjustments include the pro forma effect of the revenue from the sale of additional theatre advertising inventory to the founding members, in accordance with the exhibitor services agreements, in order for the founding members to fulfill their beverage concessionaire agreement on-screen advertising commitments. Contractual adjustments also include the change in circuit share payments pursuant to the exhibitor services agreements. Under the terms of the prior exhibitor service agreements with the founding members, the circuit share payments were based on varying percentages of advertising revenue. Under the modified exhibitor services agreements, the theatre access fee payments will initially be based on a per attendee and per digital screen calculation.

    2. Transaction adjustments represent interest expense, including amortization of deferred financing fees, over the term of the new senior secured credit facility of approximately $0.5 million per quarter or $1.9 million per year. Interest expense also includes the impact of an interest rate hedge agreement covering approximately 75% of the outstanding balance on the term loan. In addition, an adjustment to reflect minority interest expense is included, net of income tax expense/(benefit), resulting from the founding members' ownership of approximately 55.2% of the NCM LLC common membership units outstanding immediately after the offering. Transaction adjustments also include adjustments necessary to reflect federal and state income taxes on the income allocated from NCM LLC to NCM Inc., including amortization of the payable related to the tax sharing agreement of approximately $2.8 million per quarter or $11.2 million per year.

    3. Basic earnings per share is calculated on the assumption that the 42,000,000 shares sold in the offering are outstanding over the entire period. Diluted earnings per share is calculated assuming that the unit option shares, as converted and unvested shares of restricted stock are outstanding during periods corresponding to their original issuance date (after application of the treasury stock method). The convertible common membership units of the founding members (which aggregate 51,850,951 shares) are not included as they are antidilutive, due to inclusion in interest expense of non-cash amortization of the tax payable to founding members which is not deducted by the LLC.



NATIONAL CINEMEDIA, INC.
Non-GAAP Reconciliations
Unaudited ($ in millions)


    EBITDA, Adjusted EBITDA and EBITDA margin (Proforma)

    EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures used by management to measure operating performance. EBITDA represents net income (loss) before net interest expense, income tax benefit (provision), and depreciation and amortization expense. Adjusted EBITDA excludes from EBITDA severance plan costs and share based payment costs and deferred stock compensation. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenue. EBITDA, adjusted EBITDA and adjusted EBITDA margin are important supplemental measures of operating performance because they eliminate items that have less bearing on our operating performance and so highlight trends in our core business that may not otherwise be apparent when relying solely on generally accepted accounting principles, or GAAP, financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

    The following table reconciles pro forma net income to pro forma EBITDA and adjusted EBITDA for the periods presented:



                  Quarter       Quarter     Nine Months   Nine Months
                   Ended         Ended         Ended         Ended
               September 27, September 28, September 27, September 28,
                   2007          2006          2007          2006
               -------------------------------------------------------
Net income     $         9.2 $         6.0 $        16.4 $         9.8
Income taxes            15.2           9.1          29.0          14.5
Minority
 interest               13.2           7.6          26.3          12.1
Interest
 expense                16.2          16.3          48.9          48.7
Depreciation
 and
 amortization            1.5           1.1           4.0           3.4
               -------------------------------------------------------
    EBITDA              55.3          40.1         124.6          88.5
Severance plan
 costs                   0.3           0.7           1.7           3.4
Share-based
 compensation
 costs (1)               0.9           1.2           2.6           1.7
               -------------------------------------------------------
    Adjusted
     EBITDA    $        56.5 $        42.0 $       128.9 $        93.6
               =======================================================
Total Revenue  $        97.6 $        73.9 $       243.4 $       188.1
               =======================================================
    Adjusted
     EBITDA
     margin            57.9%         56.8%         53.0%         49.8%
               =======================================================

Adjusted EBITDA$        56.5 $        42.0 $       128.9 $        93.6
               -------------------------------------------------------
Loews Payment            3.8 $         3.1 $         8.0 $         6.2
               =======================================================
       Adjusted
        EBITDA
        after
        Loews
        Payment$        60.3 $        45.1 $       136.9 $        99.8
               =======================================================

1. Share-based payment costs are included in network operations, selling and marketing and administrative expense in the accompanying pro forma financial statements.



    CONTACT: National CineMedia, Inc.
             Investor:
             Nikki Sacks, 800-844-0935
             investors@ncm.com
             OR
             Media:
             Lauren Leff, 303-957-1709
             lauren.leff@ncm.com